Exhibit 10.2
JOHNSON & JOHNSON
FORM OF CERTIFICATE
RESTRICTED SHARE UNIT
Granted To:

WWID #	Total Units:

Grant Date:	Vesting Date:

Grant No.	Grant Type	No. of Units
Restricted Share Units
1.Grant of Restricted Share Unit. Subject to the terms and conditions of this Certificate and the Johnson & Johnson 2005 Long-Term Incentive Plan, as amended from time to time (the “Plan”), Johnson & Johnson, a New Jersey corporation, hereby grants you the above‑stated number of Restricted Share Units (“RSUs”) that will become vested in accordance with Section 2 hereof. Upon vesting of each RSU, you will receive one share of Common Stock of Johnson & Johnson, par value $1.00 per share (“Common Stock”), at the Fair Market Value on the Vesting Date. Except where the context clearly indicates otherwise, each capitalized term used herein shall have the definition assigned to it by this Certificate or, to the extent that this Certificate does not define a capitalized term used herein, by the Plan. The RSUs granted herein are subject to all of the terms and conditions relating to RSUs contained in the Plan, and the terms of the Plan are hereby incorporated herein by reference. A copy of the Plan is available in and from the Office of the Secretary of Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933 (732-524-0400).
2.    Vesting of RSUs.
(a)    General. Except as otherwise provided in this Section 2, each RSU granted herein shall be vested on the Vesting Date, provided that on the Vesting Date you are, and have been at all times since the Grant Date, an employee of the Company. For purposes of the RSUs, persons on Company-approved leaves of absence are considered employees of the Company, but persons on long-term disability are not considered employees of the Company, unless otherwise required by applicable law.
(b)    Termination of Employment. If, prior to the Vesting Date, you cease to be employed by the Company for any reason, including termination for Cause, then except as otherwise provided in Section 2(c), 2(d), 2(e), or 2(f) hereof, the RSUs shall become null and void on the Date of Termination.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

(c)    Death While Actively Employed. If, prior to the Vesting Date, you die while actively employed by the Company, then the RSUs shall immediately become vested as of the Date of Termination, and your estate or any person who acquires the RSUs by inheritance or devise shall receive a number of shares of Common Stock, as provided in Section 4 hereof.
(d)    Disability. If, prior to the Vesting Date, you cease to be employed by the Company due to Disability, then you shall immediately become vested in the RSUs on the Date of Termination.
(e)    Retirement. If, prior to the Vesting Date, you Retire from employment with the Company without being terminated for Cause and either (i) you have at least ten (10) years of Service with at least five (5) consecutive years of Service immediately before your Date of Termination, or (ii) you have attained age 62 as of your Date of Termination, then you shall become vested in the RSUs on the Vesting Date, provided that you will be treated as having terminated employment pursuant to Section 2(b) hereof if at any time prior to the Vesting Date the Committee determines that applying this Section 2(e) to retirees (based on age at the time of termination) and not to all employees violates any law or public policy applicable to you and/or the RSUs (whether as applied to all holders of RSUs or only holders of RSUs in the jurisdiction where you are employed). For the avoidance of doubt, if you are eligible for Retirement and you are terminated for Cause, then this Section 2(e) shall not apply and the RSUs shall become null and void on the Date of Termination.
(f)    Death Following Retirement. Notwithstanding the foregoing, if you die following your Retirement pursuant to Section 2(e) hereof but prior to the Vesting Date, then your estate or any person who acquires the RSUs by inheritance or devise shall become vested in the RSUs on the date of death.
(g)    RSUs Granted Within Six (6) Months of Termination. Notwithstanding any other provisions of this Section 2, if the Grant Date occurred within the six (6) months immediately preceding your Date of Termination, and your termination of employment was for any reason other than death or Disability, the RSUs shall become null and void on your Date of Termination.
(h)    Employment by a Competitor. Notwithstanding the provisions of Section 2(e) hereof, if you ceased to be employed by the Company due to Retirement and you become Employed by a Competitor within eighteen (18) months after your Date of Termination, the RSUs shall become void on the date you are first Employed by a Competitor.
3.    Rights During Vesting Period. During the Vesting Period, you shall not have any rights in, or with respect to, any of the shares of Common Stock that may be issued or transferred to you pursuant to Section 4 hereof, including, but not limited to, any voting rights and the right to receive any dividends (or dividend equivalents) that may be paid or any distributions that may be made with respect to such Common Stock.

4.    Issuance of Shares; Tax Withholding; and Compliance With Securities Laws.
(a)    General. As soon as practicable after the Vesting Date, you will receive from Johnson & Johnson one share of Common Stock for each RSU that vested on that date, or, at the discretion of the Committee, the cash equivalent of the Fair Market Value on the Vesting Date, reduced by any whole shares of Common Stock that are sold or cash withheld to satisfy any tax-withholding obligation. If the proceeds of any such sale of Common Stock exceed the amount necessary to satisfy your tax-withholding obligation, the excess shall be paid to you in cash. Notwithstanding the foregoing, if any law or regulation requires Johnson & Johnson to take any action with respect to such shares before the issuance thereof, the date of delivery of such shares shall be extended for the period necessary to complete such action
(b)    Registration and Listing. Notwithstanding Section 4(a) hereof, shares of Common Stock shall not be issued pursuant to this Certificate, unless, on the Vesting Date, there is in effect a current registration statement or amendment thereto under the Securities Act of 1933, as amended, covering the shares of Common Stock to be issued upon vesting of the RSUs, and such shares are authorized for listing on the New York Stock Exchange. Nothing herein shall be deemed to require Johnson & Johnson to apply for, to effect, or to obtain such registration or listing.
(c)    Compensation Recoupment Policy. You hereby acknowledge and agree that you and the RSUs, including any cash and/or shares of Common Stock that may be delivered to you pursuant to the RSUs, are subject to the Company’s Compensation Recoupment Policy, as amended from time to time, a current copy of which can be found on the Company’s website at http://www.investor.jnj.com/governance/policies.cfm. The terms and conditions of the Compensation Recoupment Policy hereby are incorporated by reference into this Certificate.
5.    Nontransferability of RSUs. The RSUs and any rights granted hereunder may not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution. Nor shall any such rights be subject to execution, attachment or similar process, other than in accordance with the terms of the Plan. Upon any attempt to sell, transfer, assign, pledge, hypothecate, or otherwise dispose of the RSUs or of any rights granted herein contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon the RSUs or such rights, the RSUs and such rights shall, at the election of Johnson & Johnson, become null and void.
6.    No Special Employment Rights; No Rights to Awards. Nothing contained in the Plan or this Certificate shall be construed or deemed by any person under any circumstances to bind the Company to continue your employment for the Vesting Period or for any other period or interfere in any way with any right of the Company to terminate your employment at any time. You hereby acknowledge and agree that (i) the RSUs do not constitute part of salary, (ii) you are not entitled to receive, under the terms and conditions of employment, or by virtue of accepting or being granted the RSUs, future awards under the Plan or any other plan, (iii) the value of the RSUs shall be excluded from the calculation of any termination indemnities or other severance payments, and (iv) you shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules, and regulations applicable to the ownership of the RSUs and, if applicable, shares of Common Stock, including currency and exchange laws, rules, and regulations.
7.    Notices. Unless Johnson & Johnson notifies you otherwise in writing, all notices, designations, and payments to be submitted to Johnson & Johnson in connection with the RSUs shall be addressed to:
Equity Compensation Resources
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
8.    Definitions. The following capitalized terms shall have the definitions set forth below for purposes of this Certificate:
(a)    “Cause” means your termination by the Company (i) following your conviction for or a plea of nolo contendere to the commission of a felony under federal or state law, or (ii) for an act(s) that, in the Committee’s opinion, constitutes fraud, embezzlement, dishonesty, disclosure of confidential information, the willful and deliberate failure to perform your employment duties in any material respect, a conflict of interest, or any other event that is inimical or contrary to the best interests of the Company. Any determination of “Cause” shall be made by the Committee in its sole discretion, and its determination shall be final and binding.
(b)    “Committee” means the Compensation & Benefits Committee of the Board of Directors of Johnson & Johnson (or any successor committee).
(c)    “Company” means Johnson & Johnson and its subsidiaries and affiliates, as determined by the Committee.
(d)    “Date of Termination” means the last date on which you were in an active employment status with the Company. Specifically, if you are covered by a severance agreement or arrangement, the Date of Termination shall be your last date of active employment with the Company, not the date corresponding to the end of the severance period. If you become Disabled, your Date of Termination is the date on which you are considered to be Disabled.
(e)    “Disability” or “Disabled” means termination of employment with the Company accompanied by a change in status to “disabled” in accordance with the personnel and/or human resources policy of the Company.
(f)    “Employment by a Competitor” or “Employed by a Competitor” means engaging in any activity or providing services, whether as a director, employee, advisor, consultant, or otherwise, for any corporation or other entity that is a competitor of the Company. The Committee shall determine whether you are Employed by a Competitor in its sole discretion, and its determination shall be final.
(g)    “Grant Date” means the date on which the RSUs are granted, as set forth above.
(h)    “Retire” or “Retirement” means termination of employment after the attainment of age 55.
(i)    “Service” means employment with Johnson & Johnson or one of its subsidiaries or affiliates, while that corporation or other legal entity was a subsidiary or affiliate of Johnson & Johnson, unless the Committee has otherwise provided on or before the Grant Date.
(j)    “Vesting Date” means the date on which the RSUs vest, as set forth above, provided that if the RSUs vest pursuant to Sections 2(c), 2(d) or 2(f) hereof, then “Vesting Date” shall mean the date specified in such section.
(k)    “Vesting Period” means the period between the Grant Date and the Vesting Date.
9.    Miscellaneous.
(a)    Except as provided herein, this Certificate may not be amended or otherwise modified unless evidenced in writing and signed by Johnson & Johnson.
(b)    This Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to conflict of laws principles, except to the extent superseded by federal law.
JOHNSON & JOHNSON
By: ______________________________
Helen W. Hsu
Director, Equity Compensation Resources
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933